Exhibit 99.1

Consolidated Financial Statements

CommX Holdings, Inc.

Years Ended December 31, 2010 and 2009
Independent Accountants’ Report

CommX Holdings, Inc.

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

Contents

Independent Accountants’ Report on Consolidated Financial Statements	1

Consolidated Financial Statements:

Independent Accountants’ Report

Board of Directors
CommX Holdings, Inc.
Tampa, Florida

We have audited the accompanying consolidated balance sheets of CommX Holdings, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the management of the Company.  Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CommX Holdings, Inc. as of December 31, 2010 and 2009  and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
August 23, 2011

CommX Holdings, Inc.

Consolidated Balance Sheets

	December 31,
	2010	2009
Assets
Current assets:
Cash	$25,480	$20,898
Accounts receivable, trade net of allowance for doubtful accounts of approximately $100,563 and $66,072 as of December 31, 2010 and 2009, respectively	359,433	292,076
Other current assets	11,347	-
Total current assets	396,260	312,974

Long-term assets:
Property and equipment, net of accumulated depreciation	863,913	979,749
Other long-term assets	6,000	6,000
Total long-term assets	869,913	985,749

	$1,266,173	$1,298,723

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$232,555	$298,176
Deferred revenue	48,686	56,091
Total current liabilities	281,241	354,267

Long-term liabilities:
Other liabilities	28,534	31,379

Stockholders' equity:
Series A Preferred Stock; no par value, 5,000,000 shares authorized; 3,150,000 shares issued and outstanding at December 31, 2010 and 2009	2,100,000	2,100,000
Series B Preferred Stock; no par value, 10,000,000 shares authorized; 5,782,800 shares issued and outstanding at December 31, 2010 and 2009	5,782,800	5,782,800
Common stock; no par value, 15,000,000 shares authorized; 14,524,927 and 13,726,927 shares issued and outstanding at December 31, 2010 and 2009, respectively	9,331,663	8,932,663
Stock subscription receivable	(12,542)	(12,542)
Accumulated deficit	(16,245,523)	(15,889,844)
Total stockholders' equity	956,398	913,077

	$1,266,173	$1,298,723

The accompanying notes are an integral part of the consolidated financial statements.

CommX Holdings, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
	2010	2009

Revenues	$2,886,991	$2,873,144

Cost of operations	1,407,023	1,555,211

Gross profit	1,479,968	1,317,933

Selling, general and administrative expenses	1,857,911	2,189,184

Loss from operations	(377,943)	(871,251)

Other (expense) income:
Interest	22,264	(739,866)
Other income	-	9,724
	22,264	(730,142)

Net loss	$(355,679)	$(1,601,393)

The accompanying notes are an integral part of the consolidated financial statements.

CommX Holdings, Inc.

Consolidated Statements of Stockholders' Equity

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Deficit	Total

Balance, December 31, 2008	3,150,000	$2,100,000	1,800,000	$1,800,000	11,213,767	$7,769,013	$(12,542)	$(14,288,451)	$(2,631,980)

Common stock issued for services ($.50 per share)					1,070,000	535,000			535,000

Common stock issued for interest ($.50 per share)					248,320	124,164			124,164

Warrants issued with debt						492,538			492,538

Exercise of warrants into common stock ($.01 exercise price)					1,194,840	11,948			11,948

Conversion of debt for preferred stock			3,982,800	3,982,800					3,982,800

Net loss								(1,601,393)	(1,601,393)

Balance, December 31, 2009	3,150,000	$2,100,000	5,782,800	$5,782,800	13,726,927	$8,932,663	$(12,542)	$(15,889,844)	$913,077

Common stock issued for services ($.50 per share)					798,000	399,000			399,000

Net loss								(355,679)	(355,679)

Balance, December 31, 2010	3,150,000	$2,100,000	5,782,800	$5,782,800	14,524,927	$9,331,663	$(12,542)	$(16,245,523)	$956,398

The accompanying notes are an integral part of the consolidated financial statements.

CommX Holdings, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2010	2009
Operating activities
Net loss	$(355,679)	$(1,601,393)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	151,334	149,571
Stock compensation expense	399,000	535,000
Stock issued for interest	-	77,680
Amortization of debt discount	-	638,785
Provision for bad debt	68,698	27,752
(Increase) decrease in:
Account receivable	(136,055)	1,458
Other current assets	(11,347)	(1,000)
Increase (decrease) in:
Account payable and accrued expenses	(65,621)	27,435
Deferred revenue and other liabilities	(10,250)	(43,718)
Total adjustments	395,759	1,412,963
Net cash provided (used) by operating activities	40,080	(188,430)

Investing activities
Purchase of property and equipment	(35,498)	-
Net cash used by investing activities	(35,498)	-

Financing activities
Exercise of warrants for common stock	-	11,948
Net increase in debt converted to preferred stock	-	150,000
Net cash provided by financing activities	-	161,948

Net increase (decrease) in cash	4,582	(26,482)

Cash at beginning of year	20,898	47,380

Cash at end of year	$25,480	$20,898

Supplemental disclosures of noncash and financing activities:
Conversion of stockholder debt to Series A preferred stock	$-	$3,982,800
Conversion of accrued interest to common stock	$-	$46,484
Warrants issued with debt	$-	$492,598

The accompanying notes are an integral part of the consolidated financial statements.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

1.         Background Information and Subsequent Event

Nature of the Business

CommX Holdings, Inc.  (the “Company” or “CommX”)  is a wholesale and retail voice service provider, supplying hosted Voice over Internet Protocol (“VoIP”)  services to ISPs, PBX Interconnects, LAN System Integrators and Voice Resellers and Agents looking to brand their own voice services without operating and maintaining switching and interconnection infrastructure:

•	Started June 18, 2002 as a third generation competitive voice service providers with the intentions of providing VoIP services to small and medium businesses.
•	Our wholesale market is the entire United States while our retail markets are Tampa, FL and New York City, NY.
•	Redundant hosted servers located in datacenters in Northeast and Southeast with a headquarters in Tampa FL.
•	Services provided utilizing BroadWorks Softswitch, Asterisks voice servers, Sansay Session Border Controllers, IBM Blade Servers and open source software

Subsequent Event
The Company evaluated events subsequent to December 31, 2010 through August 23, 2011 noting the following events warranted footnote disclosure:

•	During June 2011, the Company authorized an additional 20 million shares of common stock to enable conversion of Series A and B preferred stock;
•	During June 2011, all outstanding Series A preferred stock converted to common stock at a one to one ratio;
•	During June, 2011, all outstanding Series B preferred stock converted to common stock. Each share of Series B preferred stock converted to two shares of common stock; and
•	During June 2011, the Company sold substantially all assets to a third party for $6.0 million.
•	In June 2011, the Board of Directors approved the dissolution of the Company upon consummation of the above sale.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

2.         Significant Accounting Policies

The significant accounting policies followed are:

The accompanying consolidated financial statements of CommX Holdings, Inc. include the accounts of the Company and its wholly owned subsidiaries, Communications Xchange, Inc.; CommX, Inc.; and License Xchange, Inc.  All significant intercompany accounts and transactions have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits.  The Company has never experienced any losses related to these balances.  All of the Company’s non-interest bearing cash balances were fully insured at December 31, 2010 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012.  Under the program, there is no limit to the amount of insurance for eligible accounts.  Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company’s non-interest bearing cash balances may again exceed federally insured limits.  At December 31, 2010 and 2009, the Company had no interest-bearing amounts on deposit in excess of federally insured limits.

Accounts receivable consist primarily of receivables from wholesale and retail customers for communication services provided.  The Company records a provision for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, an allowance for doubtful accounts of $100,563 and $66,072 is considered adequate at December 31, 2010 and 2009, respectively.  The Company determines receivables to be past due based on the payment terms of original invoices.  Interest is not typically charged on past due receivables.

Property and equipment are recorded at cost.  Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from two to ten years.  Maintenance and repairs are charged to operations when

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

2.         Significant Accounting Policies (continued)

incurred.  Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Telecom equipment	8 years
Switchboard software	10 years
Furniture and fixtures	7 years

The Company follows Accounting Standards Codification Topic 360, “Property, Plant, and Equipment” (“ASC Topic 360”), which addresses the financial accounting and reporting for impairment of long-lived assets, including goodwill and intangible assets with definite lives.  In accordance with Topic 360, long-lived assets that are subject to depreciation and amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.  During the years ended December 31, 2010 and 2009, the Company determined that its long-lived assets were not impaired.

The cost of acquired customer lists of $462,500 was amortized using the straight-line method over the estimated useful life of two years.  As of December 31, 2010 and 2009, the customer lists were fully amortized.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that the included the enactment date.

The Company follows Accounting Standards Codification Topic 740, “Income Taxes” (“ASC Topic 740”).  This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return.  For these benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  Based on management’s evaluation, this standard does not have an effect on the Company’s financial position at December 31, 2010 and 2009 or its results of operations for the years then ended.  The Company’s tax returns for the years prior to 2007 are no longer subject to audit by taxing authorities.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

2.         Significant Accounting Policies (continued)

Revenue is derived from provisioning telecommunication services under formal arrangements with customers who are principally commercial businesses.  Generally, the Company contracts with customers for periods of approximately two years to provide local, long-distance, internet, and other enhanced services and customer-premise equipment under base-rate contracts that provide for incremental revenue for usage above the base rates.  Certain service arrangements include customer premise equipment.  Management has evaluated the customer premise equipment element of revenue arrangements under current multi-element revenue accounting standards and has determined that such revenue is earned consistently over the term of the base-rate contracts.  The Company records telecommunications services revenue monthly as it is earned over the contract period.

Direct costs associated with revenue arrangements include costs for inter-connection and wholesale telecommunication carrier arrangements and installation costs.  These direct costs are recognized as carrier and other direct costs of services in the accompanying consolidated statements of operations as they are incurred.

The Company accounts for share-based payments to employees based on the fair value of the shares on the grant date.  Related compensation cost is recognized over the requisite service period unless forfeited.

Amounts collected and remitted to governmental authorities for sales taxes and other similar taxes are reported in the net basis.

3.         Property and Equipment

Property and equipment consist of:

	2010	2009
Telecommunications equipment	$412,509	$384,811
Switchboard software	1,390,830	1,390,830
Furniture and fixtures	9,940	2,140
	1,813,279	1,777,781
Less accumulated depreciation	949,366	798,032
	$863,913	$979,749

Depreciation amounted to $151,334 and $149,571 for the years ended December 31, 2010 and 2009, respectively.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

4.         Operating Lease Commitments

The Company leases office space under a non-cancelable operating lease that expires in 2013.  The following is a schedule by year of the future minimum rental payments required under the lease that has remaining non-cancelable lease term in excess of one year:

Year Ending
December 31,
2011	$127,527
2012	131,362
2013	112,368
$371,257

Rent expense for the years ended December 31, 2010 and 2009 amounted to $144,697 and $126,250, respectively.

5.         Contingencies

From time to time, the Company may be involved in various litigation proceedings incidental to the ordinary course of business.  In the opinion of management, the ultimate liability, if any, resulting from such litigation would not be material in relation to the Company’s consolidated financial position or results of operation.

6.         Concentrations

For the years ended December 31, 2010 and 2009, purchases from two and three major vendors amounted to approximately 29% and 42% percent of total purchases, respectively.  The accounts payable balances at December 31, 2010 and 2009 for these customers totaled approximately $1,000 and $33,000 of total accounts payable, respectively.  Management believes no risk is present under this arrangement due to other suppliers being readily available.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

7.         Income Taxes

The Company did not record a provision for income taxes due to the operating losses noted in all periods and the valuation allowance for the deferred tax assets noted below.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax assets are as follows:

	2010	2009
Deferred tax assets, current:
Allowance for doubtful accounts	$37,842	$64,214
Shareholder accrual	15,703	-
	53,545	64,214
Deferred tax assets and liabilities, non-current:
Deferred rent	16,737	11,808
Net operating loss carryforward	3,838,043	3,721,359
	3,908,325	3,797,381
Valuation allowance	(3,908,325)	(3,797,381)
	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As of December 31, 2010, based upon the levels of historical taxable income over which the deferred tax assets are deductible, the Company believes that it is more likely than not that it will not be able to realize the benefits of some of these deductible differences.  Accordingly, a valuation allowance of $3,891,588 and $3,758,030 has been provided in the accompanying consolidated financial statements as of December 31, 2010 and 2009,  respectively.  The 2010 net change in valuation allowance related to deferred tax assets was an increase of $133,558 primarily relating to net operating losses.

At December 31, 2010 and 2009, the Company has federal and state tax net operating loss carryforwards of approximately $9.8 million.  The federal tax loss carryforward will expire beginning 2025, unless previously utilized.  The state tax loss carryforward will expire beginning 2025, unless previously utilized.

CommX Holdings, Inc.

Notes to Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

8.         Equity

The Company accounts for share-based compensation in accordance with US GAAP. The Company has recorded compensation expense related to stock granted to employees of $399,000 and $535,000 for the years ended December 31, 2010 and 2009, respectively.

Series A and B Preferred Stock
At December 31, 2010 and 2009, the Company has authorized 5 million shares of Series A preferred stock and 10 million shares of Series B preferred stock, which both have equal rights and attributes of their equivalent in common stock.  Series A preferred stock converts to common stock at a one to one ratio while each share of Series B preferred stock converts to two shares of common stock.

During 2009, bank debt of approximately $2,500,000 was converted to related party debt.  Also during 2009, this debt plus previously outstanding debt of approximately $1,482,800 to the same related party ($3,982,800 in total) was converted to Series A preferred stock at a one to one ratio.  In conjunction with this transaction, the Company issued stock purchase warrants valued at $638,785 that was amortized to interest expense upon conversion of the debt to preferred stock.  Finally, unpaid interest of $124,164 to this related party was paid with 248,320 shares of the Company’s common stock during 2009.

Common Stock
All outstanding shares of the Company’s common stock are of the same class and have equal rights and attributes.

During June 2011, the Company authorized an additional 20 million shares of common stock to enable conversion of Series A and B preferred stock.